NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2017

CHICAGO – January 25, 2018 – Old Republic International Corporation (NYSE: ORI) today reported 14% greater pretax operating income for the final quarter of 2017; for the year, however, it dropped approximately 16%. Results for each of these periods were affected by certain previously announced operating charges. Net income-wise, however, the charges were outpaced by greater than average realized gains from sales of investment securities. Additionally, 2017 net operating income and net income were influenced by year-end 2017 deferred income tax adjustments emanating from recently enacted changes in U.S. Federal income tax rates. The separate and aggregate effects of these matters on year-over-year comparisons of segmented and consolidated earnings are shown in the three tables following the Financial Highlights immediately below.

2

Old Republic International Corporation

Financial Highlights (a)
	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Change	2017	2016	Change
Operating revenues:
General insurance	$904.0	$847.6	6.7%	$3,531.6	$3,354.7	5.3%
Title insurance	626.0	628.9	-0.5	2,325.0	2,244.1	3.6
Corporate and other	12.4	12.7	-1.9	50.1	35.4	41.3
Subtotal	1,542.6	1,489.3	3.6	5,906.8	5,634.3	4.8
RFIG run-off business	29.5	44.6	-34.0	144.6	193.2	-25.2
Total	$1,572.1	$1,533.9	2.5%	$6,051.5	$5,827.6	3.8%
Pretax operating income (loss):
General insurance	$124.1	$76.8	61.5%	$340.3	$319.9	6.4%
Title insurance	64.2	85.6	-25.0	237.1	210.2	12.8
Corporate and other	(2.5)	4.1	-162.3	9.9	13.0	-24.1
Subtotal	185.8	166.7	11.5	587.3	543.3	8.1
RFIG run-off business	14.8	9.3	58.9	(73.5)	69.8	-205.4
Total	200.6	176.0	14.0	513.8	613.1	-16.2
Pretax realized investment gains (losses):
From sales	154.0	14.7	N/M	211.6	77.8	172.0
From impairments	-	-	-	-	(4.9)	100.0
Realized investment gains (losses)	154.0	14.7	N/M	211.6	72.8	190.4
Consolidated pretax income (loss)	354.7	190.7	85.9	725.4	686.0	5.7
Income taxes (credits)	55.0	58.7	-6.3	164.8	219.0	-24.7
Net income (loss)	$299.6	$131.9	127.0%	$560.5	$466.9	20.0%
Components of diluted earnings per share (see analysis on pages 2 - 4):
Net operating income (loss):
General insurance	$0.05	$0.19	-73.7%	$0.57	$0.76	-25.0%
Title insurance	0.15	0.19	-21.1	0.53	0.46	15.2
Corporate and other	(0.07)	0.03	N/M	-	0.09	-100.0
Subtotal	0.13	0.41	-68.3	1.10	1.31	-16.0
RFIG run-off business	0.20	0.02	N/M	0.01	0.15	-93.3
Total	0.33	0.43	-23.3	1.11	1.46	-24.0
Net realized investment gains (losses)	0.68	0.03	N/M	0.81	0.16	N/M
Net income (loss)	$1.01	$0.46	119.6%	$1.92	$1.62	18.5%
Cash dividends declared per share (b)	$1.1900	$0.1875	N/M	$1.7600	$0.7500	134.7%
Ending book value per share				$17.72	$17.16	3.3%

N/M = Not meaningful / (a) Unaudited; All amounts in this report are stated in millions except per share data and percentages. / (b) A special cash dividend of $1.00 per share was declared in late December 2017 in addition to the regular quarterly dividend payment of $0.1900 per share.

The tables on pages 3 and 4 set forth the effects of certain previously announced 2017 charges which do not normally occur but are properly includable in the determination of net operating income and net income. In addition, the 2017 non-recurring adjustments for deferred income taxes emanating from revised U.S. Federal corporate tax rates effective on January 1, 2018 are also shown. All of these accounting effects are provided as an aid to the understanding and comparisons of reported earnings for 2017 and 2016 periods.

In management’s opinion, however, the most relevant period-over-period comparisons of segmented and consolidated pretax operating income, net operating income, net income, and pertinent per share amounts obtained from the more detailed tables shown on pages 3 and 4, all exclusive of the effect of deferred tax revaluation adjustments flowing through the income statement, are as follows:

Old Republic International Corporation

	Segmented Results
	General	Title	RFIG	Corporate	Consolidated
	Insurance	Insurance	Run-off	& Other	Results
Quarter Ended December 31, 2017:
Pretax operating income (loss) as reported	$124.1	$64.2	$14.8	$(2.5)	$200.6

Net of tax operating income (loss) (35% rate basis):
Total	$85.7	$41.9	$9.7	$(0.7)	$136.4
Per diluted share	$0.28	$0.14	$0.03	$0.01	$0.46

Net income (35% rate basis):
Total					$236.5
Per diluted share					$0.79

Quarter Ended December 31, 2016:
Pretax operating income (loss) as reported	$76.8	$85.6	$9.3	$4.1	$176.0

Net of tax operating income (loss) (35% rate basis):
Total	$56.2	$55.5	$6.1	$4.3	$122.3
Per diluted share	$0.19	$0.19	$0.02	$0.03	$0.43

Net income (35% rate basis):
Total					$131.9
Per diluted share					$0.46

Year Ended December 31, 2017:
Pretax operating income (loss) as reported	$340.3	$237.1	$(73.5)	$9.9	$513.8

Net of tax operating income (loss) (35% rate basis):
Total	$240.3	$154.9	$(47.5)	$12.5	$360.0
Per diluted share	$0.80	$0.52	$(0.16)	$0.08	$1.24

Net income (35% rate basis):
Total					$497.6
Per diluted share					$1.70

Year Ended December 31, 2016:
Pretax operating income (loss) as reported	$319.9	$210.2	$69.8	$13.0	$613.1

Net of tax operating income (loss) (35% rate basis):
Total	$225.2	$135.9	$45.7	$12.6	$419.6
Per diluted share	$0.76	$0.46	$0.15	$0.09	$1.46

Net income (35% rate basis):
Total					$466.9
Per diluted share					$1.62

Old Republic International Corporation

Detailed analysis of certain elements included in pretax and post-tax earnings for the periods shown below:

	Segmented Results
	General	Title	RFIG	Corporate	Consolidated
	Insurance	Insurance	Run-off	& Other	Results
Quarter Ended December 31, 2017:
A - Pretax operating income (loss)
before the aforementioned charges	$122.1	$85.4	$14.8	$8.0	$230.4
Charges for additions to 2017 estimated
employee incentive awards	(10.0)	(21.2)	-	(1.0)	(32.3)
Adjustment of previously estimated life
insurance reserves and cost assumptions	-	-	-	(9.5)	(9.5)
General insurance hurricane claim provisions	12.0	-	-	-	12.0
B - Pretax operating income (loss) as reported	124.1	64.2	14.8	(2.5)	200.6
1) Less current and deferred
income taxes (35% rate basis)	38.4	22.3	5.1	(1.8)	64.2
C - Net of tax operating income (loss) (35% rate basis):
1) Total	85.7	41.9	9.7	(0.7)	136.4
2) Per diluted share	0.28	0.14	0.03	0.01	0.46
D - Revaluation of deferred taxes
to the new 21% rate of 2018:
1) Total	(70.5)	2.5	51.1	(24.9)	(41.8)
2) Per diluted share	(0.23)	0.01	0.17	(0.08)	(0.13)
E - Net operating income (loss) as reported:
1) Total (C1 + D1)	14.9	44.4	60.9	(25.8)	94.5
2) Per diluted share (C2 + D2)	$0.05	$0.15	$0.20	$(0.07)	0.33
F - 1) Pretax realized investment gains					154.0
2) Less: current and deferred income taxes (35% rate basis)					53.9
3) Sub-total (35% rate basis)					100.1
4) Revaluation of deferred taxes on unrealized gains to the new 21% rate of 2018					104.9
5) Net realized gains after tax:
a) Total					205.1
b) Per diluted share: Calculated on basis of 35% rate (F3)					0.33
c) Effect of revaluation (F4)					0.35
d) Total					0.68
G - Net income total:
1) Based on 35% rate (C1 + F3)					236.5
2) Effect of deferred tax revaluation (D1 + F4)					63.1
3) Total					$299.6
H - Net income (loss) per diluted share:
1) Calculated on basis of 35% rate (G1)					$0.79
2) Effect of deferred tax revaluation (G2)					0.22
3) Total					$1.01

Quarter Ended December 31, 2016:
B - Pretax operating income (loss) as reported	$76.8	$85.6	$9.3	$4.1	$176.0
1) Less current and deferred
income taxes (35% rate basis)	20.6	30.0	3.1	(0.2)	53.6
C - Net of tax operating income (loss) (35% rate basis):
1) Total	56.2	55.5	6.1	4.3	122.3
2) Per diluted share	$0.19	$0.19	$0.02	$0.03	0.43
F - 1) Pretax realized investment gains					14.7
2) Less: current and deferred income taxes (35% rate basis)					5.1
3) Net realized gains after tax:
a) Total					9.5
b) Per diluted share					0.03

Old Republic International Corporation

G & H - Net income:
1) Total (C1 + F3a)	$131.9
2) Per diluted share (C2 + F3b)	$0.46

Detailed analysis of certain elements included in pretax and post-tax earnings for the periods shown below:

	Segmented Results
	General	Title	RFIG	Corporate	Consolidated
	Insurance	Insurance	Run-off	& Other	Results
Year Ended December 31, 2017:
A - Pretax operating income (loss)
before the aforementioned charges	$358.3	$258.3	$56.5	$20.4	$693.6
Charges for additions to 2017 estimated
employee incentive awards	(10.0)	(21.2)	-	(1.0)	(32.3)
Adjustment of previously estimated life
insurance reserves and cost assumptions	-	-	-	(9.5)	(9.5)
General insurance hurricane claim provisions	(8.0)	-	-	-	(8.0)
Third quarter RFIG final settlement
and probable dispositions of all
known litigated and other claims costs	-	-	(130.0)	-	(130.0)
B - Pretax operating income (loss) as reported	340.3	237.1	(73.5)	9.9	513.8
1) Less current and deferred
income taxes (35% rate basis)	100.0	82.2	(26.0)	(2.6)	153.8
C - Net of tax operating income (loss) (35% rate basis):
1) Total	240.3	154.9	(47.5)	12.5	360.0
2) Per diluted share	0.80	0.52	(0.16)	0.08	1.24
D - Revaluation of deferred taxes
to the new 21% rate of 2018:
1) Total	(70.5)	2.5	51.1	(24.9)	(41.8)
2) Per diluted share	(0.23)	0.01	0.17	(0.08)	(0.13)
E - Net operating income (loss) as reported:
1) Total (C1 + D1)	169.6	157.4	3.5	(12.5)	318.0
2) Per diluted share (C2 + D2)	$0.57	$0.53	$0.01	$-	1.11
F - 1) Pretax realized investment gains					211.6
2) Less: current and deferred income taxes (35% rate basis)					74.0
3) Sub-total (35% rate basis)					137.6
4) Revaluation of deferred taxes on unrealized gains to the new 21% rate of 2018					104.9
5) Net realized gains after tax:
a) Total					242.5
b) Per diluted share: Calculated on basis of 35% rate (F3)					0.46
c) Effect of revaluation (F4)					0.35
d) Total					0.81
G - Net income total:
1) Based on 35% rate (C1 + F3)					497.6
2) Effect of deferred tax revaluation (D1 + F4)					63.1
3) Total					$560.5
H - Net income (loss) per diluted share:
1) Calculated on basis of 35% rate (G1)					$1.70
2) Effect of revaluation (G2)					0.22
3) Total					$1.92

Year Ended December 31, 2016:
B - Pretax operating income (loss) as reported	$319.9	$210.2	$69.8	$13.0	$613.1
1) Less current and deferred
income taxes (35% rate basis)	94.6	74.3	24.0	0.4	193.5

Old Republic International Corporation

C - Net of tax operating income (loss) (35% rate basis):
1) Total	225.2	135.9	45.7	12.6	419.6
2) Per diluted share	$0.76	$0.46	$0.15	$0.09	1.46
F - 1) Pretax realized investment gains					72.8
2) Less: current and deferred income taxes (35% rate basis)					25.5
3) Net realized gains after tax:
a) Total					47.3
b) Per diluted share					0.16
G & H - Net income
1) Total (C1 + F3a)					$466.9
2) Per diluted share (C2 + F3b)					$1.62

The preceding tables show both operating and net income to highlight the effects of realized investment gains or losses on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace GAAP net income as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning and tax rate considerations, and changes in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors.

In recent years, asset management operations have to a large extent been oriented toward an enhancement of income from interest and dividends to counter a perniciously low yield environment. The strategy has led to a minimization of non-income producing or low-yielding securities. Proceeds from such securities' sales and maturities, as well as newly investable funds have largely been directed to purchases of higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth. More recently, the Company has allotted greater investable funds to tax-exempt issues which generally provide pretax yields lower than those of fully taxable corporate or U.S. Government fixed maturity securities but tend to generate better post-tax yields. The latter approach may be reconsidered, however, in light of the newly established U.S. Federal income tax rates that took effect on January 1, 2018.

The Company reported net realized investment gains of $154.0 in the fourth quarter 2017 compared to $14.7 in the same period of 2016. The gains, substantially higher than those realized in comparable periods in recent years, stem from managed sales of investment portfolio securities whose values had risen to higher than expected levels over the course of 2017’s strong securities market. For the year 2017, net realized gains were $211.6 while gains for the year 2016 totaled $72.8. The net-of-tax proceeds from gross securities sales of $464.5 in 2017’s final quarter have been reinvested in common stocks expected to return moderately higher dividend income than the securities that were sold. For the fourth quarter and year 2017, net realized investment gains (losses) includes $104.9 of deferred income tax credits to adjust to the new 21% tax rate pertaining to unrealized gains (losses) as of December 31, 2017. Deferred income taxes on unrealized gains (losses) would normally be a part of the statement of comprehensive income rather than the income statement.

Old Republic International Corporation

Beginning in 2018, in pursuance of recently established rules of the Financial Accounting Standards Board, the Company will include the market-driven changes of its equity investments’ valuations in periodic income statements. The inclusion of such unrealized gains or losses is likely to produce greater period-to-period fluctuations in reported net income particularly at times of significant instability or volatility in the securities markets. The change, however, will have no impact on the conduct of the Company’s business or evaluation of its core operating performance, nor on the determination of GAAP shareholders’ equity at any point in time.

General Insurance Results – The table below shows the major elements affecting this segment's performance for each of the periods reported upon.

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Change	2017	2016	Change
Net premiums earned	$797.1	$743.5	7.2%	$3,110.8	$2,936.3	5.9%
Net investment income	80.9	78.5	3.0	318.9	312.1	2.2
Other income	26.0	25.6	1.6	101.8	106.2	-4.1
Operating revenues	904.0	847.6	6.7	3,531.6	3,354.7	5.3
Benefits and claim costs (a)	524.9	547.5	-4.1	2,234.4	2,143.1	4.3
Sales and general expenses	239.2	208.3	14.8	893.8	833.9	7.2
Interest and other costs	15.6	14.8	5.8	62.9	57.6	9.2
Total operating expenses	779.9	770.7	1.2	3,191.3	3,034.7	5.2
Pretax operating income (loss) (b)	$124.1	$76.8	61.5%	$340.3	$319.9	6.4%

Benefit and claim ratio	65.9%	73.6%		71.8%	73.0%
Expense ratio	26.8	24.6		25.5	24.8
Composite underwriting ratio	92.7%	98.2%		97.3%	97.8%

(a)	General insurance pretax results for the quarter and year ended December 31, 2017 include hurricane-related claim costs currently estimated at $(12.0) and $8.0, respectively.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $1.8 and $(121.1) of pretax operating gains (losses) for the fourth quarter and year 2017, and $(7.5) and $(33.8) for the same periods of 2016, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Positive general insurance earned premiums trends throughout 2017 were unevenly distributed among various insurance coverages and sources of business. Gains were registered most prominently in commercial automobile (trucking), risk management and national accounts, home and auto warranty, and in a new underwriting facility established in early 2015. On the other hand, premium growth was constrained by low volume in a large account contractors book of business faced with a particularly competitive market place, and by reduced opportunities in gas and oil energy services and several smaller industry sectors.

Net investment income edged up during 2017 on the strength of a greater invested asset base, while the yield environment continued to exhibit lower returns on both fixed maturity and high quality equity securities.

The ratio of claims and related settlement costs to earned premiums improved in the final quarter and full year of 2017 compared with 2016 periods. While current accident year claim ratios reflected moderate year-over-year declines, these were affected by moderately favorable (unfavorable) developments of prior years’ reserves of 2.4 and (0.7) percentage points in 2017’s fourth quarter and twelve month periods, respectively. 2017’s unfavorable developments for the year were concentrated in the Company’s largest insurance coverages of workers’ compensation and general liability which were partially offset by favorable development trends in commercial automobile (trucking). For the respective 2016 periods, the claim and related settlement costs ratios include unfavorable development of 1.7 and 0.3 percentage points. Expense ratios for the 2017 periods reported upon were slightly above the range of a long-term operating objective of 23% to 25% due to the previously announced charges for estimated employee incentive awards.

Quarterly and even annual claim provisions and the trends they display may not be particularly meaningful in Old Republic’s long-term liability insurance mix of business. Absent significant economic and insurance industry

Old Republic International Corporation

dislocations in the foreseeable future, it is currently anticipated that reported claim ratios could range within targeted averages in the high 60% to low 70% levels. The current mix of business should result in expense ratios within the aforementioned range.

Title Insurance Results – 2017 pretax operating income gained for the year as both revenues and claim costs extended the favorable trends of recent years.

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$616.6	$619.4	-0.5%	$2,287.2	$2,206.6	3.6%
Net investment income	9.3	9.2	1.7	37.3	36.2	3.1
Other income	-	0.2	-89.3	0.5	1.2	-56.4
Operating revenues	626.0	628.9	-0.5	2,325.0	2,244.1	3.6
Claim costs	(13.7)	2.5	N/M	20.8	84.3	-75.3
Sales and general expenses	574.4	538.8	6.6	2,060.1	1,941.8	6.1
Interest and other costs	1.1	1.8	-38.0	6.9	7.6	-8.6
Total operating expenses	561.8	543.2	3.4	2,087.9	2,033.8	2.7
Pretax operating income (loss)	$64.2	$85.6	-25.0%	$237.1	$210.2	12.8%

Claim ratio	-2.2%	0.4%		0.9%	3.8%
Expense ratio	93.1	86.9		90.0	87.9
Composite underwriting ratio	90.9%	87.3%		90.9%	91.7%

The continuation of a generally positive mortgage rate environment and reasonably strong housing and commercial property markets were major factors in the year-over-year gain in premiums and fees for 2017. On the expense side of the ledger, claim costs were lower in the face of declining claims activity since the Great Recession years. Favorable developments of reserves established in prior years further reduced the claim ratio by 6.4 and 3.3 percentage points in 2017’s fourth quarter and full year, respectively. For the related periods of 2016, the ratios were reduced by 3.8 and 1.1 percentage points, respectively. Except for the effect of aforementioned additions of employee incentive awards in the final quarter of 2017, the expense ratio for the periods reported upon remained generally aligned with earned premiums and fees levels.

Old Republic International Corporation

RFIG Run-off Business Results – Overall pretax operating results for 2017 periods were most significantly impacted by additional claim and related expense provisions ($130.0 million) applicable to final settlements and probable dispositions of all known litigated and other claim costs incurred during the Great Recession years and their aftermath.

	RFIG Run-off Business
	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Change	2017	2016	Change
A. Mortgage Insurance (MI)
Net premiums earned	$23.7	$34.3	-30.9%	$109.8	$154.1	-28.7%
Net investment income	5.0	5.3	-6.3	20.4	22.0	-7.4
Claim costs (a)	12.0	18.4	-34.6	63.3	52.5	20.4
Pretax operating income (loss)	$13.1	$17.1	-23.4%	$48.9	$105.0	-53.5%

Claim ratio (a)	50.8%	53.7%		57.6%	34.1%
Expense ratio	15.0	12.0		16.5	12.0
Composite underwriting ratio	65.8%	65.7%		74.1%	46.1%

B. Consumer Credit Indemnity (CCI) (b)
Net premiums earned	$0.4	$4.6	-90.3%	$13.0	$15.8	-17.8%
Net investment income	0.2	0.3	-18.9	1.2	1.1	12.0
Benefits and claim costs (a)	(1.4)	12.2	-111.4	134.5	50.0	168.7
Pretax operating income (loss)	$1.6	$(7.8)	121.1%	$(122.4)	$(35.2)	-247.1%

Claim ratio (a)	N/M	264.0%		N/M	315.9%
Expense ratio	N/M	11.9		N/M	13.9
Composite underwriting ratio	N/M	275.9%		N/M	329.8%

C. Total MI and CCI run-off business:
Net premiums earned	$24.2	$38.9	-37.9%	$122.9	$170.0	-27.7%
Net investment income	5.3	5.6	-6.9	21.7	23.2	-6.4
Benefits and claim costs (a)	10.6	30.6	-65.3	197.8	102.6	92.7
Pretax operating income (loss)	$14.8	$9.3	58.9%	$(73.5)	$69.8	-205.4%

Claim ratio (a)	44.0%	78.7%		160.9%	60.4%
Expense ratio	16.6	12.0		16.6	12.2
Composite underwriting ratio	60.6%	90.7%		177.5%	72.6%

(a)
RFIG run-off pretax results for the year ended December 31, 2017 include additional claim and related expense provisions of $130.0. These costs, registered in the third quarter of the year, apply to the final settlements and probable dispositions of all known litigated and other claim costs incurred by the Company's run-off Financial Indemnity business during the Great Recession years and their aftermath. Of the total charge, $23.0 related to mortgage guaranty claim costs and $107.0 was attributable to additional claim provisions in the consumer credit indemnity run-off business.

(b)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $1.8 and $(121.1) of pretax operating gains (losses) for the fourth quarter and year 2017, and $(7.5) and $(33.8) for the same periods of 2016, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines of earned premiums were posted by the combined MI and CCI lines. MI investment income was also lower as reduced premium volume and on-going claim payments effected downward pressures on the invested asset base.

The declining premium base led to a higher claim ratio for 2017 though current accident year reported claim costs, absent the MI charges referred to below, were relatively level in comparison to the related periods of 2016. Reductions in the provision for current year losses stemming from a continuing drop in newly reported delinquencies as well as

Old Republic International Corporation

improving cure rates resulted in favorable developments of previously established claim reserves. The developments led to reductions of the claim ratios by 32.6 and 38.3 percentage points in the fourth quarter and all of 2017, respectively. In the same respective periods of 2016, the claim ratio reductions amounted to 24.7 and 39.8 percentage points. As already noted however, MI claim costs for 2017 rose most significantly due to a third quarter additional claim provision of $23.0 which added 20.9 percentage points to the claim ratio for the year. MI operating costs and the related expense ratios were also impacted by costs stemming from the partial termination of a leased facility in early 2017.

2017 year-over-year operating performance comparisons for the CCI portion of the Run-off business were most significantly affected by the aforementioned claim provision of $107.0. Excluding this charge, CCI’s pretax operating results would have reflected a minor improvement for the year as a whole.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations posted by these elements of Old Republic's business stem from volatility inherent to the small scale of the life and accident insurance line, changes in net investment income, and net interest expenses related to external and intra-system financing arrangements. Year-over-year comparisons were particularly affected by the previously announced $9.5 charge from a periodic review and resulting update of previously established estimates of future interest rates, mortality, and persistency applicable to largely inactive life insurance products in the fourth quarter 2017. The dynamic period-to-period interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net premiums earned	$4.3	$6.1	$18.8	$20.1
Net investment income	8.1	6.5	31.4	15.4
Other income	-	-	(0.1)	(0.1)
Operating revenues	12.4	12.7	50.1	35.4
Benefits and claim costs	12.3	4.9	25.8	17.7
Insurance expenses	1.3	1.2	8.2	7.8
Corporate, interest and other expenses - net	1.4	2.3	6.1	(3.2)
Total operating expenses	15.0	8.5	40.2	22.4
Pretax operating income (loss)	$(2.5)	$4.1	$9.9	$13.0

Old Republic International Corporation

Consolidated Results – The above summarized operating results of Old Republic’s segmented business are reflected in the following consolidation of accounts.

	ORI Consolidated
	Quarters Ended December 31,			Years Ended December 31,
	2017	2016	Change	2017	2016	Change
Net premiums and fees earned	$1,442.4	$1,408.1	2.4%	$5,539.7	$5,333.2	3.9%
Net investment income	103.7	100.0	3.7	409.4	387.0	5.8
Other income	25.9	25.8	0.6	102.2	107.3	-4.7
Operating revenues	1,572.1	1,533.9	2.5	6,051.5	5,827.6	3.8
Benefits and claim costs	534.1	585.7	-8.8	2,478.8	2,347.9	5.6
Sales and general expenses	822.6	755.9	8.8	2,995.7	2,816.3	6.4
Interest and other costs	14.7	16.2	-9.2	63.0	50.2	25.5
Total operating expenses	1,371.5	1,357.9	1.0	5,537.7	5,214.5	6.2
Pretax operating income (loss)	200.6	176.0	14.0	513.8	613.1	-16.2
Income taxes (credits)	106.0	53.6	97.8	195.7	193.5	1.1
Net operating income (loss)	94.5	122.3	-22.7	318.0	419.6	-24.2
Realized investment gains (losses)	154.0	14.7	N/M	211.6	72.8	190.4
Income taxes (credits) on realized investment gains (losses) (a)	(51.0)	5.1	N/M	(30.8)	25.5	-220.8
Net realized investment gains (losses)	205.1	9.5	N/M	242.4	47.3	N/M
Net income (loss)	$299.6	$131.9	127.0%	$560.5	$466.9	20.0%

Benefit and claim ratio	37.0%	41.6%	44.7%	44.0%
Expense ratio	55.0	51.6	52.0	50.6
Composite underwriting ratio	92.0%	93.2%	96.7%	94.6%

Consolidated operating cash flow			$452.8	$637.3	-29.0%

(a) Includes $104.9, for the fourth quarter and year 2017, of deferred income tax credits to the new 21% tax rate of 2018 pertaining to unrealized gains (losses) as of December 31, 2017. Deferred income taxes on unrealized gains (losses) would normally be a part of the statement of comprehensive income rather than the income statement.

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $452.8 and $637.3 for the years ended December 31, 2017 and 2016, respectively. Excluding inherently negative operating cash flows in the MI and CCI run-off business, these amounts would be $765.3 and $739.8, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended December 31,			Years Ended December 31,
Pretax operating income:	2017	2016	Change	2017	2016	Change
Underwriting and related services:
All segments except RFIG	$102.0	$88.6	15.2%	$262.6	$229.7	14.4%
RFIG run-off	9.5	3.6	161.0	(95.2)	46.6	N/M
Subtotal	111.5	92.2	21.0	167.3	276.3	-39.4
Net investment income	103.7	100.0	3.7	409.4	387.0	5.8
Interest and other costs	(14.7)	(16.2)	-9.2	(63.0)	(50.2)	25.5
Total	200.6	176.0	14.0	513.8	613.1	-16.2
Realized investment gains(losses)	154.0	14.7	N/M	211.6	72.8	190.4
Consolidated pretax income	$354.7	$190.7	85.9%	$725.4	$686.0	5.7%

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic's consolidated cash and invested assets as well as the shareholders' equity balance at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity (a)
					% Change
		December 31,			Dec. '17/	Dec. '16/
		2017	2016	2015	Dec. '16	Dec. '15
	Cash and invested assets:
	Available for sale carried at fair value	$12,468.9	$12,021.0	$11,119.6	3.7%	8.1%
	Held to maturity carried at amortized cost	$1,067.4	974.8	355.8	9.5%	173.9%
	Total per balance sheet	$13,536.4	$12,995.8	$11,475.5	4.2%	13.2%
	Original cost basis of all	$12,783.4	$12,360.3	$11,284.5	3.4%	9.5%

Shareholders' equity:	Total	$4,733.3	$4,460.6	$3,869.8	6.1%	15.3%
	Per common share	$17.72	$17.16	$14.98	3.3%	14.6%

Composition of shareholders' equity per share:
	Equity before items below	$16.26	$15.92	$14.87	2.1%	7.1%
Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.46	1.24	0.11
	Total	$17.72	$17.16	$14.98	3.3%	14.6%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$16.14	$15.89	$14.02	1.6%	13.3%
	RFIG run-off segment	1.58	1.27	0.96
	Consolidated total	$17.72	$17.16	$14.98	3.3%	14.6%

(a) The consolidated financial statements reflect an immaterial adjustment of $11.0 post-tax, or 0.28% of previously reported shareholders’ equity as of January 1, 2015, related to an expense accrual pertaining to the earlier period. As a result, previously reported book values per share decreased by $0.04 per share for the years ended 2015 and 2016.

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic International Corporation

As of December 31, 2017, the consolidated investment portfolio reflected an allocation of approximately 75% to fixed-maturity and short-term investments, and 25% to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013, and the asset quality of the fixed maturity portfolio has remained at high levels.

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	December 31,
	2017	2016	2015
Beginning balance (b)	$17.16	$14.98	$15.11
Changes in shareholders' equity:
Post-tax net operating income (loss)	1.21	1.62	1.40
Post-tax net realized investment gains (losses):
From sales	0.53	0.19	0.23
From impairments	-	(0.01)	-
From revaluation of deferred taxes	0.40	-	-
Subtotal	0.93	0.18	0.23
Post-tax net unrealized investment gains (losses)	0.28	1.12	(0.96)
Total post-tax realized and unrealized investment gains (losses)	1.21	1.30	(0.73)
Cash dividends (a)	(1.7600)	(0.7500)	(0.7400)
Stock issuance, foreign exchange, and other transactions	(0.10)	0.01	(0.06)
Net change	0.56	2.18	(0.13)
Ending balance (b)	$17.72	$17.16	$14.98
Percentage change for the period	3.3%	14.6%	-0.9%

(a) Includes a special cash dividend of $1.00 per share declared in late December 2017. / (b) The consolidated financial statements reflect an immaterial adjustment of $11.0 post-tax, or 0.28% of previously reported shareholders’ equity as of January 1, 2015, related to an expense accrual pertaining to the earlier period. As a result, previously reported book values per share decreased by $0.04 per share for the years ended 2015 and 2016.

Old Republic International Corporation

Capitalization – The following table indicates that Old Republic's capitalization has risen since 2015 following issuance of a new debt security in 2016, and continued growth of the shareholders' equity account. During 2017, $79.0 of the 3.75% Convertible Senior Notes due 2018 had been converted into 5,146,127 common shares through year end 2017.

	Capitalization
	December 31,
	2017	2016	2015
Debt:
3.75% Convertible Senior Notes due 2018	$470.6	$547.8	$546.0
4.875% Senior Notes due 2024	396.2	395.6	395.1
3.875% Senior Notes due 2026	545.1	544.6	-
ESSOP debt with an average yield of 4.6%	4.2	8.1	11.7
Other miscellaneous debt with an average yield of 2.4%	32.4	32.4	-
Total debt	1,448.7	1,528.7	952.8
Common shareholders' equity (a)	4,733.3	4,460.6	3,869.8
Total capitalization	$6,182.0	$5,989.4	$4,822.7

Capitalization ratios:
Debt	23.4%	25.5%	19.8%
Common shareholders' equity	76.6	74.5	80.2
Total	100.0%	100.0%	100.0%

(a) The consolidated financial statements reflect an immaterial adjustment of $11.0 post-tax, or 0.28% of previously reported shareholders’ equity as of January 1, 2015, related to an expense accrual pertaining to the earlier period.

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	Summary Financial Statements and Common Stock Statistics

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website: www.oldrepublic.com

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
		December 31,
	SUMMARY BALANCE SHEETS:	2017	2016
	Assets:
	Cash and fixed maturity securities	$10,145.9	$9,973.1
	Equity securities	3,265.5	2,896.1
	Other invested assets	124.9	126.5
	Cash and invested assets	13,536.4	12,995.8
	Accounts and premiums receivable	1,469.7	1,390.2
Federal income tax recoverable:	Current	-	14.9
	Prepaid federal income taxes	114.3	82.4
	Reinsurance balances recoverable	3,371.8	3,231.5
	Sundry assets	911.1	876.5
	Total	$19,403.5	$18,591.6
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,176.3	$2,035.0
	Benefit and claim reserves	9,237.6	9,206.0
Federal income tax payable:	Current	6.5	-
	Deferred	100.5	42.6
	Debt	1,448.7	1,528.7
	Sundry liabilities	1,700.5	1,318.4
	Shareholders' equity	4,733.3	4,460.6
	Total	$19,403.5	$18,591.6

Old Republic International Corporation

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2017	2016	2017	2016
	Net premiums and fees earned	$1,442.4	$1,408.1	$5,539.7	$5,333.2
	Net investment income	103.7	100.0	409.4	387.0
	Other income	25.9	25.8	102.2	107.3
	Net realized investment gains (losses)	154.0	14.7	211.6	72.8
	Total revenues	1,726.2	1,548.7	6,263.1	5,900.5
	Benefits and claims	534.1	585.7	2,478.8	2,347.9
	Sales and general expenses	822.6	755.9	2,995.7	2,816.3
	Interest and other costs	14.7	16.2	63.0	50.2
	Total expenses	1,371.5	1,357.9	5,537.7	5,214.5
	Pretax income (loss)	354.7	190.7	725.4	686.0
	Income taxes (credits)	55.0	58.7	164.8	219.0
	Net income (loss)	$299.6	$131.9	$560.5	$466.9

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$1.13	$0.51	$2.14	$1.80
	Diluted	$1.01	$0.46	$1.92	$1.62
	Components of earnings per share:
	Basic, net operating income (loss)	$0.36	$0.47	$1.21	$1.62
	Realized investment gains (losses)	0.77	0.04	0.93	0.18
	Basic net income (loss)	$1.13	$0.51	$2.14	$1.80
	Diluted, net operating income (loss)	$0.33	$0.43	$1.11	$1.46
	Realized investment gains (losses)	0.68	0.03	0.81	0.16
	Diluted net income (loss)	$1.01	$0.46	$1.92	$1.62
	Cash dividends on common stock	$1.1900	$0.1875	$1.7600	$0.7500
	Book value per share			$17.72	$17.16
	Common shares outstanding:
	Average basic	264,041,834	259,711,126	262,114,533	259,429,298
	Average diluted	300,846,014	296,583,195	299,387,373	296,379,251
	Actual, end of period			267,141,091	259,906,378

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$299.6	$131.9	$560.5	$466.9
	Post-tax net unrealized gains (losses)	(31.6)	(57.9)	73.9	292.1
	Other adjustments	(20.7)	(5.2)	(8.4)	2.2
	Net adjustments	(52.3)	(63.1)	65.4	294.4
	Comprehensive income (loss)	$247.2	$68.8	$626.0	$761.4

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $19.40 billion and common shareholders' equity of $4.73 billion, or $17.72 per share. Its current stock market valuation is approximately $5.49 billion, or $20.40 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2017, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.2% per share, and the regular cash dividend has grown at a 8.7% annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 96 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Special Conference Call Information

Old Republic has scheduled a special conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter 2017 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-393-2965.

Interested parties may also listen to a replay of the call through February 1, 2018 by dialing 844-512-2921, passcode 6111622, or by accessing it on Old Republic International's website through February 25, 2018.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2016 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100